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EXHIBIT 23.6

CONSENT OF INDEPENDENT PETROLEUM CONSULTANT


     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form SB-2 of our report dated March 4, 1998, on the oil and gas reserves of Energy Search, Incorporated as of January 1, 1998, as included in the Company's annual report on Form 10-KSB for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts" in this document.

WRIGHT & COMPANY, INC.

By:___________________________
   D. Randall Wright, President



December 28, 1998
Brentwood, Tennessee